UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 24, 2018
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2018, MidSouth Bancorp, Inc. (the “Company”) issued a press release regarding the Company’s earnings for the quarter ended December 31, 2017.  The Company’s earnings release, including financial highlights, is attached as Exhibit 99.1.

The preceding information (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of this Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Supplemental information on fourth quarter 2017 results can be found on the Investor Relations tab of the Company’s website at www.midsouthbank.com. A copy of the slides is included under the Investor Relations tab are filed herewith as Exhibit 99.2.

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective January 24, 2018, to allow for enhanced focus on the significant investment in information technology as part of our Strategic Plan, the responsibilities of Kade G. Peterson were reassigned to other executive officers of the Company such that Mr. Peterson continues to serve as Chief Information Officer of MidSouth Bank, N.A., but no longer serves as Senior Executive Vice President or Chief Operating Officer of MidSouth Bank, N.A. or MidSouth Bancorp, Inc.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1 Press Release dated December 31, 2017
99.2 Supplemental Materials for 4th Quarter 2017 – Slide Deck

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	January 30, 2018